1456754v3
                                   EXHIBIT 99




FOR IMMEDIATE RELEASE                            Company Contact:
                                                 John R. Festa
                                                 President and CEO
                                                 (678)  264-4400

                   CareCentric Announces a Non-cash Adjustment

ATLANTA, GA (March 29, 2002) - CareCentric, Inc. (NASDAQ Small Cap: CURA), a leading provider of management information systems to the home health care community, announced today that it has completed a preliminary review of the valuation of its goodwill and other intangible assets, and expects to record a write-down for impairment of these assets of approximately $11.8 million; a non cash charge. This amount will be reflected in its 2001 financial statements to be included in the Annual Report on Form 10-K for 2001. CareCentric will, in accordance with Rule 12b-25, be filing its Annual Report on Form 10-K after the initial date requirement of March 31, 2002. The Company intends to file its Annual Report on Form 10-K by April 15, 2002. The write down for impaired intangible assets has no cash implications to the operations of the business. The intangible assets were recognized in connection with the merger of MCS, Inc. and Simione Central Holdings, Inc., predecessors of CareCentric, which was completed in March 2000. Financial Accounting Standards require companies like CareCentric to evaluate whether there has been impairment in the value of intangible assets, and reflect any such impairment in the financial statements.

"In addition to meeting the reporting requirements under Generally Accepting Accounting Principles, this adjustment reflects two important dynamic factors facing CareCentric", stated John R. Festa, Chief Executive Officer of CareCentric. "First, is a realization that technology companies are trading at lower multiples than they were in the first quarter of 2000 when the merger was completed. Second and more importantly, the adjustment recognizes the Company's commitment to continuing investment in new product development through use of the most current technologies. The adjustment represents a non-cash charge and has no impact on our operations or our plans to enhance either our existing or future product platforms."

"Our Board of Directors is committed to supporting management's vision and recommendations," stated John E. Reed, Chairman of the Board. "The Board fully supports this important step and endorses the focused direction of our resources into our future products and services." added Reed.

CareCentric provides information technology systems and services to over 2,000 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, the CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in the CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in the CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.